Exhibit 10.24

THIS SECOND AMENDING AGREEMENT dated as of the 19th day of July, 2021.

BETWEEN:

SST II ACQUISITIONS, LLC

(hereinafter the Purchaser)

- and –

HOME DEPOT HOLDINGS INC.

(hereinafter the Seller)

WHEREAS:

(i)

Pursuant to an Purchase and Sale Agreement effective as of September 1, 2020 between the Purchaser and Seller (as revived and amended, the Purchase Agreement), the Purchaser agreed to purchase from the Seller certain lands more particularly described in the Purchase Agreement and known municipally as 2911 Eglinton Road, Toronto, Ontario (the Property); and

(iv)	The Purchaser and the Seller wish to amend the Purchase Agreement on the terms set forth in this Amending Agreement (the Agreement).

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of $2.00 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The parties hereto acknowledge and agree that the recitals are true.

2.	All capitalized terms in this Agreement not otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

3.	Except as amended by this Agreement, the Purchase Agreement, remains unamended and in full force and effect, with time remaining of the essence.

Amendments:

4.	Section 7(d) of the Purchase Agreement is hereby amended by deleting the first paragraph thereof and substituting the following therefor:

“(d) Restrictive Covenants and Easement Agreement. At Closing, Seller and Purchaser shall enter into a Restrictive Covenants and Easement Agreement (the “RCEA”). The RCEA shall be in form acceptable to Seller, in Seller’s sole and absolute discretion; provided, however, that if Seller and Purchaser fail to agree on (i) the form of the RCEA, excluding the Remaining RCEA Approval Items (as defined below), within thirty (30) days following the expiry of the Inspection Period, or (ii) the Remaining RCEA Approval Items on or before the expiration of the Approval Period, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto, whereupon (x) if such termination occurs within fourty (40) days following the expiration of the Inspection Period for failure to agree upon the form of the RCEA, the Initial Deposit and the Additional Deposit shall be refunded by Seller’s Solicitors to Purchaser (after deducting the Review Fee), or (y) if such termination occurs during the Approval Period but after the termination period set out in (x) for failure to agree upon the Remaining RCEA Approval Items, then (1) if such termination occurs prior to the expiration of the Initial Approval Period, the Initial Deposit shall be paid to Seller and the Additional Deposit shall be refunded to Purchaser (after deducting the Review Fee), or (2) if such termination occurs after the expiration of the Initial Approval Period, all Deposits, including any Extension Deposit, shall be paid to or retained by

Seller, as the case may be, and Purchaser shall pay Seller the Review Fee. Upon a termination of this Agreement pursuant to this Section 7(d), Purchaser shall deliver the Confidential Information to Seller and this Agreement shall be deemed null and void and of no further force or effect with Purchaser and Seller having no further rights, obligations or liabilities hereunder except as otherwise set forth herein. As used herein, “Remaining RCEA Approval Items” shall mean, collectively, the description and depiction of any site specific utility easements based upon the Plans (as defined below) and the final RCEA exhibits.”.

General:

5.	Each of the parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this Agreement.

6.	This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

7.

This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. Furthermore, this Agreement may be executed and delivered by electronic transmission. The parties intend that electronic (e.g., .pdf format) signatures constitute original signatures and that an electronic copy or counterparts of this Agreement containing signatures (original or electronic) of a party is binding upon that party.

-signature page to follow-

IN WITNESS WHEREOF the parties have executed this Agreement.

HOME DEPOT HOLDINGS INC.

Per:	/s/ Suzanne Russo
Name: Suzanne Russo
Title: Asisstant General Counsel

Per:
Name:
Title:
I/We have the authority to bind the corporation

SST II ACQUISITIONS, LLC

Per:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: CEO

Per:
Name:
Title:
I/We have the authority to bind the corporation